Exhibit 99.1

Contacts:

Patriot Bank, N.A.	Richard Muskus	Joseph Perillo	Michael Carrazza
900 Bedford Street	President	Chief Financial Officer	CEO and Chairman
Stamford, Ct 06901 www.BankPatriot.com	203-252-5939	203-252-5954	203-251-8230

Patriot and Prime Bank Announce Shareholder Approval of Merger

Stamford, CT and Orange, CT October 26, 2017 Patriot National Bancorp, Inc. (NASDAQ:PNBK) (“Patriot”) and Prime Bank (PMHV:US) (“Prime”) today announced that, as a result of Prime’s shareholder meeting on October 17th 2017, more than 71% of the shareholders of Prime voted in favor of the transaction by which Prime Bank, headquartered in Orange, Connecticut, would be acquired and merged into Patriot’s operating subsidiary, Patriot Bank.  This represents confirmation of the transaction previously communicated in Patriot’s press release of August 2nd, 2017, which announced the signing of a definitive merger agreement between Patriot and Prime.  The transaction will be consummated pursuant to a Merger Agreement, as may be amended, which has previously been entered into.  The transaction is subject to regulatory approvals, and is expected to close before the end of 2017.  None of the shareholders of Prime Bank exercised appraisal rights.

Upon closing, the acquisition will result in a new Patriot Bank branch located in the Town of Orange, in New Haven County, Connecticut.

About the Patriot National Bancorp, Inc.

Patriot National Bancorp, Inc. is headquartered in Stamford, Connecticut and the Bank has full service branches in Connecticut and New York.

Since opening its doors in 1994, Patriot’s mission has been to serve its local communities by helping its neighbors and neighborhood businesses thrive. All lending is handled locally and is specific to each borrower, and the commitment to local businesses goes further to connect, support and grow businesses in both the for-profit and nonprofit sectors, along with municipalities. Patriot believes a well-connected community is a strong community—and that together, all will prosper.

“Safe Harbor” Statement Under Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release, , including, without limitation, statements as to the acquisition or the impact of the acquisition on Bancorp, statements as to Bancorp’s, Prime’s, or their respective management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to a variety of risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. These factors include, but are not limited to, (1) changes in prevailing interest rates which would affect the interest earned on Bancorp’s interest earning assets and the interest paid on its interest bearing liabilities, (2) the timing of repricing of Bancorp’s interest earning assets and interest bearing liabilities, (3) the effect of changes in governmental monetary policy, (4) the components of Bancorp’s periodic earnings and assets, (5) the fact that certain of the income recognized by Bancorp in any quarter may not be repeated in future periods, (6) the effect of changes in regulations applicable to Bancorp and the Bank and the conduct of its business, (7) changes in competition among financial service companies, including possible further encroachment of non-banks on services traditionally provided by banks, (8) the ability of competitors that are larger than Bancorp to provide products and services which it is impracticable for Bancorp to provide, (9) the state of the economy and real estate values in Bancorp’s market areas, and the consequent effect on the quality of Bancorp’s loans, (10) recent governmental initiatives that are expected to have a profound effect on the financial services industry and could dramatically change the competitive environment of Patriot, (11) other legislative or regulatory changes, including those related to residential mortgages, changes in accounting standards, and Federal Deposit Insurance Corporation (“FDIC”) premiums that may adversely affect Patriot, (12) the application of generally accepted accounting principles, consistently applied,  (13) the fact that one period of reported results may not be indicative of future periods,  (14)  the state of the economy in the greater New York metropolitan area and its particular effect on Patriot’s customers, vendors and communities, (15) risks related to the acquisition, including possible unknown liabilities, (16) the planned acquisition may not close on the terms agreed upon or at all and other risks detailed from time to time in Bancorp’s filings with the Securities and Exchange Commission. Bancorp and Prime disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.